Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO CERTAIN
EXCHANGE ACT FILINGS

I, R. David Hoover, Chairman of the Board, President and Chief Executive Officer of Ball Corporation, state and attest that:

     (1)   To the best of my knowledge, based upon a review of the covered reports of Ball Corporation, and, except as corrected or supplemented in a subsequent covered report:

o        no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

o        no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2)   I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of
           Ball Corporation.

     (3)   In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

o        Annual Report on Form 10-K filed with the United States Securities and Exchange Commission ("Commission")
         on March 28, 2002;

o        all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ball Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

o        any amendments to any of the foregoing.

/s/ R. David Hoover                                              Subscribed and sworn to before me this 9th
R. David Hoover                                                  day of August 2002
Chairman of the Board, President and Chief
Executive Officer of Ball Corporation                             /s/ Suzette D. Compagno
                                                                 Notary Public
August 9, 2002
                                                                 My Commission Expires:

                                                                 February 3, 2004